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                                                                  EXHIBIT 4.4

                              [FORM OF DEBENTURE]


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITORY"), TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



REGISTERED                                                         REGISTERED



                                   CUSIP NO.

NO. 1                                                       U.S. $115,000,000.00




                     OLD REPUBLIC INTERNATIONAL CORPORATION

                      _____% DEBENTURE DUE _________, 2007


        OLD REPUBLIC INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), for value received promises to pay to

                                   CEDE & CO.
                        c/o THE DEPOSITORY TRUST COMPANY
                                55 WATER STREET
                            NEW YORK, NEW YORK 10041
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, or registered assigns, the principal sum of

                    ONE HUNDRED AND FIFTEEN MILLION DOLLARS

on _____________, 2007 (the "Maturity Date"), and to pay interest thereon at the interest rate per annum of _______%, semiannually in arrears on _______ and _____________ of each year, commencing ____________, 1997 (each, an "Interest Payment Date"), to the Holder of this Debenture as of the close of business on the Regular Record Date, as defined below, with respect to such Interest Payment Date, until the principal hereof is paid or duly made available for payment.

        Interest payments for this Debenture will be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Debenture on any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including ______, 1997 if no interest has been paid or duly provided for with respect to this Debenture) to but excluding such Interest Payment Date. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal and/or interest with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Debenture is registered in the Debt Security Register of the Company as of the close of business on the "Regular Record Date" for such interest payment, which shall be the __________ (whether or not a Business Day) preceding the ________ Interest Payment Date or the _________ (whether or not a Business Day) preceding the ___________ Interest Payment Date, as the case may be.

        The principal of this Debenture payable on the Maturity Date will be paid against presentation of this Debenture at the office or agency of the Company maintained for that purpose in Wilmington, Delaware, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        All payments of principal and interest in respect of this Debenture will be made by the Company in immediately available funds.

        Reference is hereby made to the further provisions of this Debenture set forth after the Trustee's Certificate of Authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture, as each such term is defined below, directly or through an Authenticating





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Agent, by the manual signature of one of its authorized signatories, this
Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated:  ___________, 1997

                             OLD REPUBLIC INTERNATIONAL CORPORATION


                             By:




[SEAL]                                President

                             Attest:



                                      Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities referred to in the within-mentioned
Indenture.

WILMINGTON TRUST COMPANY, as Trustee


By:
         Authorized Signature





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                     OLD REPUBLIC INTERNATIONAL CORPORATION


                     ________% DEBENTURE DUE ________, 2007


        This Debenture is one of the duly authorized debt securities (collectively, the "Debt Securities") of the Company to be issued under an Indenture between the Company and Wilmington Trust Company, as trustee (herein called the "Trustee", which term includes any successor trustee under such indenture), dated as of August 15, 1992, as amended by Supplemental Indenture No. 1, dated as of _______, 1997 (as so amended, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debenture is one of the duly authorized series of Debt Securities designated as "______% Debentures due ___________, 2007" (collectively, the "Debentures"), and the aggregate principal amount of Debentures to be issued under such series is limited to $115,000,000 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures). All terms used but not defined or specified in this Debenture shall have the meanings assigned to such terms in the Indenture.

        This Debenture will not be subject to redemption at the option of the Company or the Holder prior to the Maturity Date.

        If an Event of Default with respect to the Debentures shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Debentures at the time Outstanding, as defined in the Indenture, may declare the principal of all Debentures due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected thereby at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.





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        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Debenture may be registered in the Debt Security Register of the Company upon surrender of this Debenture for registration of transfer at the office or agency of the Company in Wilmington, Delaware, duly endorsed by, or accompanied by this Debenture and a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Debentures, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture, and subject to certain limitations herein and therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures having the same terms and conditions, in authorized denominations, as requested by the Holder surrendering the same.

        No service charge will be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Debentures are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple in excess thereof.

        Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Debentures are subject to satisfaction and discharge and defeasance as provided in Article Four of the Indenture.





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                                 ABBREVIATIONS


 The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

 TEN COM -- as tenants in common
 TEN ENT -- as tenants by the entireties
 JT TEN  -- as joint tenants with right of survivorship
                            and not as tenants in common


 UNIF GIFT MIN ACT -- ____________ Custodian _____________
                      (Cust)                 (Minor)

                      Under Uniform Gifts to Minors Act

                      ____________________________________
                                  (State)


 Additional abbreviations may also be used though not in the above list.





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                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security Number or Other Identifying Number of Assignee:




PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE:





the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:     ____________________________________________________
           NOTICE: The signature to this assignment must correspond with the name as written upon the first page of this Debenture in every particular, without alteration or enlargement or any change whatsoever.

           SIGNATURE GUARANTEED


           _______________________________





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